150403

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske	20190180982-80
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 04/26/2019 8:46 AM
	Entity Number C456-2001

Certificate of Withdrawal of Certificate of Designation

(PURSUANT TO NRS 78.1955(6))

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Withdrawal of Certificate of Designation for Nevada Profit Corporations
(Pursuant to NRS 78.1955(6))

1. Name of corporation:

True Drinks Holdings, Inc.

2. Following is the resolution by the board of directors authorizing the withdrawal of Certificate of Designation establishing the classes or series of stock:

NOW, THEREFORE, BE IT RESOLVED, that pursuant to the authority expressly granted to and vested in the Company's Board of Directors (the "Board") by provisions of the Company's Articles of Incorporation, as amended, the series of preferred stock, par value $0.001 per share ("Preferred Stock"), of the Company known as the "Series B Convertible Preferred Stock" ("Series B Preferred") consisting of 2,750,000 shares be, and hereby is, withdrawn, and the Company returns all previously designated shares of Series B Preferred to their status as authorized Preferred Stock available for issuance as determined by the Board out of the 5,000,000 shares of Preferred Stock of the Company; and
RESOLVED FURTHER, that the appropriate officers be, and hereby are, authorized and directed to prepare, execute, file and record a Certificate of Withdrawal with the Secretary of State of the State of Nevada to withdraw the Series B Preferred designation.

3. No shares of the class or series of stock being withdrawn are outstanding.

4. Signature: (required)

X

Signature of Officer Robert Van Boerum, Principal Executive and Financial Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.